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Exhibit 99.1

Consent of Robert A. Whitman

I hereby consent, pursuant to Rule 438 of the Securities of 1933, as amended, to being named as a nominee to the board of directors of EnergySolutions, Inc. (the "Company") as contemplated in the Company's Registration Statement on Form S-1 (File No. 333-152158), as the same may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: July 21, 2008	/s/ ROBERT A. WHITMAN

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Consent of Robert A. Whitman